                                                                   Exhibit 10.10


                             TERMINATION AGREEMENT

         TERMINATION AGREEMENT made and entered into effective as of the 6th day of October, 1995, between Service Corporation International, a Texas corporation (the "Company"), and Samuel W. Rizzo ("Rizzo");

         WHEREAS, the Company and Rizzo are currently parties to an Employment Agreement dated November 11, 1991, and amended and restated as of August 12, 1992 and as further amended as of May 12, 1993 (the "1991 Agreement"), and a Supplemental Agreement effective as of February 16, 1995 (the "Supplemental Agreement")

         WHEREAS, the Company and Rizzo desire to enter into certain agreements regarding the relationship between the Company and Rizzo and the expiration of the 1991 Agreement and the Supplemental Agreement;

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the Company and Rizzo agree as follows:

         1. Consideration. On the date hereof, the Company will pay Rizzo a bonus of $19,500.

         2. Options. The outstanding stock options held by Rizzo to purchase shares of common stock of the Company (under the Company's 1986 Stock Option Plan, as amended and restated) and Equity Corporation International ("ECI") on the date hereof have been or are fully vested hereby as of this date and shall be exercisable by Rizzo for three months from the date of this Agreement, which three month period shall end on January 6, 1996. The number of shares and the exercise prices are set forth on Exhibit A. Rizzo also acknowledges that the Company may defer delivery of the ECI common stock under
Section 4 of the Option Agreement dated October 19, 1994 (the "ECI Agreement") between the Company and Rizzo and that the resale of such stock may be restricted; provided, however, if Rizzo exercises his option under the ECI Agreement, the Company shall immediately seek to have ECI issue a certificate to Rizzo for the shares to which he is entitled because of such exercise and shall deliver such certificate (which may have a legend reflecting such restrictions) to Rizzo promptly upon the issuance thereof by ECI. A copy of the ECI Agreement and the Company's ECI Stock Option Plan are attached hereto as Exhibit B. Prior to the date hereof, Rizzo has exercised his options to purchase shares of common stock of Service Corporation International (Canada) Limited.

         3. Release. On the date hereof, Rizzo agrees to deliver to the Company a Release in the form attached hereto as Exhibit C.

         4. Termination of 1991 Agreement and the Supplemental Agreement. The Company and Rizzo hereby agree and acknowledge that the 1991 Agreement shall terminate on the date hereof, except for Sections 9, 11, 12 and 14 thereof, and that Rizzo shall cease to be an employee of the Company as of this date. The Company and Rizzo hereby agree and acknowledge that the Supplemental Agreement shall terminate on the date hereof, except for Section 4 and the first sentence of Section 2 thereof.

         5. Consultation Agreement. On the date hereof, the Company and Rizzo are entering into the Consultation Agreement in the form attached hereto as Exhibit D.

         6. Senior Executive Retirement Plan (the "Plan"). Pursuant to the Plan, Rizzo (or in the event of his death his estate or heirs) shall receive monthly payments of $15,828 for 15 years (total payments of $2,849,040). Such payments shall be payable on the date hereof and on the first day of each month hereafter through September 1, 2010. A copy of the Plan is attached hereto as Exhibit E.

         7. Cash Balance Plan ("Cash Plan"). As of December 31, 1994, Rizzo's account balance under the Cash Plan was $127,084.89, and his account under the Cash Plan shall receive a service credit and interest through October 6, 1995. Rizzo shall be entitled to have his entire account balance in the Cash Plan paid in accordance with the terms of the Cash Plan. A copy of the Cash Plan is attached hereto as Exhibit F.

         8. Termination of Certain Benefits. Effective on the date hereof, except as provided herein, Rizzo's participation in all Company benefit plans will terminate, including, without limitation, the Employee's participation in the following benefits:

                 (a) All awards and vesting under the 1993 Long-Term Incentive Stock Option Plan

                 (b) All unvested restricted stock awards and vesting under the Company's Amended 1987 Stock Plan

                 (c) Accrual of further benefits under the Company's cash balance plan

                 (d)      Business travel insurance

                 (e)      Financial/tax planning reimbursement

                 (f)      Company automobile

                 (g)      Office space and secretary support

                 (h)      Aviation benefits

         9. Promissory Note. On the date hereof, Rizzo will pay the $525,000 unpaid principal amount of the Promissory Noted dated August 19, 1993, of Rizzo payable to the Company. A copy of such Note marked "Paid" is attached hereto as Exhibit G. The original of such Note is being delivered to Rizzo at the time of execution of this Agreement.

         10. Expenses. After the date hereof, Rizzo will pay to the Company any amounts owing by him as of October 6, 1995, and the Company will reimburse Rizzo for





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
any reimbursable business expenses incurred by him as an employee of the Company which have not previously been reimbursed by the Company.

         11. Other Benefits. The following benefits provided by the Company to Rizzo prior to the date hereof shall continue as set forth below:

                 (a) Group Health and life insurance will continue to February 16, 1998, with the Company paying the employer portion of the premium and Rizzo paying the balance of the premium.

                 (b) Executive medical reimbursement will continue to February 16, 1998, at the Company's expense.

                 (c) The Salary Continuation Agreement dated August 21, 1990, as amended by the First Amendment dated as of August 10, 1994, remains in effect in accordance with its terms.

                 (d) Rizzo may continue executive carve out insurance at his expense under policy no. 2003297 with Security Life of Denver.

                 (e) Rizzo may continue individual disability insurance at his expense.

After February 16, 1998, Rizzo will have all rights then provided by law to continue the insurance referred to in clauses (a) and (b) above at his expense.

         12. Legal Proceedings. Rizzo agrees that he will cooperate with the Company in defense of all litigation involving Rizzo as a party or in legal proceedings involving the Company or its subsidiaries or affiliates in matters in which Rizzo's testimony shall be required. The Company agrees to hold Rizzo harmless from judgments in any amounts taken against Rizzo in all litigation where Rizzo is a defendant because of acts of commission or omission during the performance of his duties as an officer and employee of the Company except those acts (if any) by Rizzo that constituted actual fraud against or that were intentionally and wilfully taken to cause material harm to the Company or its subsidiaries or affiliates. The Company and its subsidiaries and affiliates shall not bring any third party action against Rizzo, or seek any contribution from Rizzo, on account of any litigation or threatened litigation against the Company, its subsidiaries or affiliates. The Company agrees to promptly pay the reasonable attorney's fees and other expenses of Rizzo to defend him in any litigation or threatened litigation in which Rizzo is or may be a defendant with the Company, its subsidiaries or affiliates or in which Rizzo's testimony is required, and Rizzo shall select his attorneys for all such matters, subject to the prior written approval by the Company, which approval shall not be unreasonably withheld. The provisions of this section apply to all types of proceedings in all courts of competent jurisdiction involving administrative trials, civil trials and criminal trials. The Company and Rizzo agree and stipulate that the obligations under this section shall not





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
in any way influence or be construed to influence Rizzo as to the content of any testimony or other evidence that Rizzo may provide in any proceedings. The obligations of the Company set forth in this section shall be conditioned upon and subject to Rizzo providing written notice to the Company within ten days of his becoming aware of any claim, demand, action, cost or other occurrence which could give rise to Rizzo's rights under this section.

         13. Employment. Nothing in this Agreement shall prevent Rizzo from obtaining employment with any other entity while serving as a consultant to the Company so long as Rizzo complies with the provisions of Sections 9, 11, 12 and 14 of the 1991 Agreement and Section III of the Consultation Agreement. Any remuneration and other benefits received by Rizzo in such employment shall not reduce the remuneration and other benefits to be provided to Rizzo pursuant to the provisions hereof.

         14. Notices. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be deemed to have been delivered on the date personally delivered or on the date mailed, postage prepaid, by certified mail, return receipt requested, or telegraphed and confirmed if addressed to the respective parties as follows:

                 If to Rizzo:

                          Samuel W. Rizzo
                          7619 Del Monte
                          Houston, Texas  77063

                 If to the Company:

                          Service Corporation International
                          1929 Allen Parkway
                          Houston, Texas  77019
                          Attention:  General Counsel

Either party hereto may designate a different address by providing written notice of such new address to the other party hereto.

         15. Legal Fees and Expenses. The Company agrees to pay promptly as incurred, to the full extent permitted by law, all legal fees and expenses which Rizzo may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, Rizzo or others of the validity or enforceability of, or liability under, any provision of this Agreement, providing the issue or dispute, with respect to which such fees and expenses relate arises prior to February 16, 1998.

         16. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law but if any





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
provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         17. Assignment. This Agreement may not be assigned by Rizzo. Neither Rizzo, his spouse nor estate shall have any right to commute, encumber or dispose of any right to receive payments hereunder, it being that such payments and the right thereto are nonassignable and nontransferable.

         18. Binding Effect. Subject to the provisions of Section 17 of this Agreement, this Agreement shall be binding upon and inure to the benefit of the parties hereto, Rizzo's heirs and personal representatives, and the successors and assigns of the Company.

         19. Captions. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         20. Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Texas.

         21. Counterparts. This Agreement may be executed in multiple original counterparts, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement in Houston, Texas, as of the date and year first above written.


                                        SERVICE CORPORATION INTERNATIONAL



                                        By:   /s/ JAMES M. SHELGER
                                           -------------------------------------
                                           Senior Vice President General Counsel



                                               /s/ SAMUEL W. RIZZO
                                        ----------------------------------------
                                                   Samuel W. Rizzo





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

                             CONSULTATION AGREEMENT


         THIS AGREEMENT made this 6th day of October, 1995, between Service Corporation International, a Texas corporation (the "Company"), and Samuel W. Rizzo (the "Consultant");

                              W I T N E S S E T H:


                                   ARTICLE I
                                  CONSULTATION

         1.1 Term and Duties. The Company hereby retains the Consultant to serve the Company as a general advisor and consultant to management on all matters pertaining to the business of the Company as may be requested from time to time by the Chief Executive Officer of the Company and the Consultant agrees to render to the Company such services of an advisory or consultative nature upon the terms and conditions hereinafter set forth. The Consultant shall be available to advise and consult with the Chairman of the Board and Chief Executive Officer of the Company concerning matters the Consultant was involved in as Chief Financial Officer of the Company or as a member of the Company's Board of Directors or any Committee thereof, including, without limitation, financing arrangements, acquisitions, financial reporting issues and corporate planning. The Consultant shall make himself available for the required consulting upon request by the Chairman of the Board or Chief Executive Officer of the Company at least 24 hours in advance of the intended time of the commencement of the requested consulting services and the Consultant shall be available to provide such requested consulting services at least ten hours per week, but not more than 40 hours per month, on a non- cumulative basis. The Consultant's duties will commence on the date of this Agreement and terminate on October 6, 2005.

         1.2 Compensation. In consideration for the Consultant's services, covenant not to compete and other obligations hereunder, the Company will pay the Consultant monthly installments of $31,667. Such installments shall be payable on the date hereof and on the first day of each month hereafter until the date on which the payments made hereunder aggregate $4,325,000. A prepayment of $525,000 of such aggregate amount is being made on the date hereof and, on January 2, 1996, an additional prepayment of $835,000 shall be made by the Company to the Consultant. Such payment shall be paid to Consultant on said date notwithstanding the notice and grace period described in Section 4.3 herein. The amount of the monthly installments hereunder has been computed based on the aggregate payments due hereunder reduced by the prepayment made on the date hereof ($3,800,000). The prepayment to be made on January 2, 1996 shall be applied to reduce the monthly installments otherwise due hereunder in the inverse order of their maturities. The Consultant shall have the right to designate the person or entity to which such payments are to be made in the event of the Consultant's death prior to the final payment hereunder, and the Consultant shall have the right to change from time to time his designation of the person(s) or entity(s) who is to receive the payments the Consultant would have received thereunder had he not died, and such designations shall be in writing and given to the Company; provided, however, if there is no such designation in effect at the time of Consultant's death, the payments that would have been made to the Consultant hereunder shall instead be made to the personal representative of his estate.

         1.3 Expenses, Space and Support. During the term of this Agreement, the Consultant shall be entitled to receive prompt reimbursement for reasonable expenses incurred in performing his duties hereunder in accordance with the policies, practices and procedures of the Company from time to time in effect. The Company will provide, at its offices, the Consultant with any space and support necessary for him to perform his duties hereunder.


                                   ARTICLE II
                           DISCLOSURES OF INFORMATION

         The Consultant acknowledges that in the course of his previous employment, and of his engagement hereunder, by the Company he has received and will receive certain trade secrets, programs, lists of customers and other confidential information and knowledge concerning the business of the Company (hereinafter collectively referred to as "Information") which the Company desires to protect. The Consultant understands that the Information is confidential and he agrees not to reveal the Information to anyone outside the Company so long as the confidential or secret nature of the Information shall continue. The Consultant further agrees that he will at no time use the Information in competing with the Company. Upon termination of this Agreement, the Consultant shall surrender to the Company all papers, documents, writings and other property produced by him or coming into his possession by or through his previous employment and his engagement hereunder or relating to the Information and the Consultant agrees that all such materials will at all times remain the property of the Company.


                                  ARTICLE III
                                 NONCOMPETITION

         During the term of this agreement, the Consultant agrees he will not, as principal, agent, trustee or through the agency of any corporation, partnership, association or agent or agency engage in any business which conducts a business in competition with the Company or any affiliated corporation, and shall not be the owner of more than 1% of the outstanding capital stock of any corporation, or an officer, director or employee of any corporation (other than the Company or a corporation affiliated with the Company), or a member or employee of any partnership, or an owner or employee of any other business,





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
which conducts a business in competition with the Company or any affiliated corporation. In the event that the provisions of Article III should ever be deemed to exceed the time, geographic or occupational limitations permitted by applicable laws, then such provisions shall be reformed to the maximum time, geographic or occupational limitations permitted by applicable law.


                                   ARTICLE IV
                                 MISCELLANEOUS

         4.1 Notices. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be deemed to have been delivered on the date personally delivered or on the date mailed, postage prepaid, by certified mail, return receipt requested, or telegraphed and confirmed if addressed to the respective parties as follows:

         If to the Consultant:

                 Samuel W. Rizzo
                 7619 Del Monte
                 Houston, Texas  77063

         If to the Company:

                 Service Corporation International
                 1929 Allen Parkway
                 Houston, Texas  77019
                 Attention:  General Counsel

Either party hereto may designate a different address by providing written notice of such new address to the other party hereto.

         4.2 Legal Proceedings. The Consultant agrees that he will cooperate with the Company in defense of all litigation involving the Consultant as a party or in legal proceedings involving the Company or it subsidiaries or affiliates in matters in which the Consultant's testimony shall be required. The Company agrees to hold the Consultant harmless from judgments in any amounts taken against the Consultant in all litigation where the Consultant is a defendant because of acts of commission or omission during the performance of this duties as a consultant to the Company except those acts (if any) by the Consultant that constituted actual fraud against or that were intentionally and wilfully taken by the Consultant to cause material harm to the Company or its subsidiaries and affiliates. The Company and its subsidiaries and affiliates shall not bring any third party action against the Consultant, or seek any contribution from the Consultant, on account of any litigation or threatened litigation against the Company, its subsidiaries or affiliates. The Company agrees to promptly pay the reasonable attorney's fees and other expenses of the Consultant to defend him in any litigation or threatened litigation in which the Consultant is or may be a defendant with the Company, its subsidiaries or affiliates or in which the Consultant's testimony is required, and the Consultant shall select his attorneys for all such matters, subject to the prior written approval by the Company, which approval shall not be unreasonably withheld. The provisions of this section apply to all types of proceedings in all courts of competent jurisdiction involving administrative trials, civil trials and criminal trials. The Company and the Consultant agree and stipulate that the obligations under this section shall not in any way influence or be construed to influence the Consultant as to the content of any testimony or other evidence that that Consultant may provide in any proceeding. The obligations of the Company set forth in this section shall be conditioned upon and subject to the Consultant providing written notice to the Company within ten days of his becoming aware of any claim, demand, action, cost or other occurrence which could give rise to the Consultant's rights under this section.

         4.3 Interest. If the Consultant does not receive from the Company any payment provided for under this Agreement at the time called for hereunder, the Consultant shall give the Company written notice that said payment was not received and the Company shall have five days grace period to remit such payment to the Consultant. In the event the Company fails to make payment to the Consultant after receipt of such notice and the expiration of the grace period, the Consultant shall be entitled to recover such payment plus interest thereof at the rate of 10% per annum from the due date hereof until received.

         4.4 Notice and Opportunity to Cure. The Consultant shall not be considered to have violated any obligation, duty or covenant (each referred to herein as "duty") under this Agreement unless and until (a) the Company first gives the Consultant written notice stating (i) specifically what the Company alleges the Consultant has done or failed to do in violation of a duty under this Agreement, and (ii) a reasonable period (which shall be not less than 15 days if the alleged violation concerns a duty under Article I of this Agreement, or shall be not less than five days if it concerns a duty under
Article II or Article III of this Agreement) after the Consultant's receipt of such written notice within which to cure such alleged violation, and (b) the Consultant fails to cure such alleged violation within such cure period to the reasonable satisfaction of the Company. In the case of the Consultant's duties under Article I of this Agreement, the Company and the Consultant agree that if after consultation services are requested by the Company's Chairman of the Board or Chief Executive Officer and before the end of the cure period for any alleged violation of the Consultant's duty to provide such requested consulting services the Consultant dies or, due to physical or mental illness or infirmity, becomes unable to consult with the Company's Chairman of the Board or Chief Executive Officer, the Consultant shall be deemed to have cured such alleged violation for all purposes of this Agreement so that this failure to actually provide such requested consulting services shall not constitute a violation of his duties under Article I of this Agreement and, further, after the Consultant's death and throughout any period while the Consultant is unable to provide consulting services due to physical or mental illness or injury, the Consultant shall never be considered to have violated any duty under Article I of this Agreement. The Company shall not be considered to have violated any duty under this Agreement unless and until (x) the Consultant first gives the Company written notice stating (i) specifically what the Consultant believes the Company has done or failed to do in violation of a duty under this Agreement, and (ii) a reasonable period (which shall be five days if the alleged violation concerns a duty of the Company to make a payment to the Consultant or to his named beneficiary if he is deceased, or shall be not less than five days if the alleged violation concerns any other duty of the Company under this Agreement) after the Company's receipt of such written notice within which to cure the alleged violation, and (y) the Company fails to cure such alleged violation within such cure period. If either party receives a notice under this section from the other and fails to cure the alleged violation within the cure period, the party asserting such violation may pursue any legal or equitable remedies available to such party against the other on account of the alleged violation stated in such notice, including specific performance; provided, however, if the Consultant is deceased the Company may not withhold any payment scheduled to be paid after the Consultant's death under this Agreement to the beneficiary named by the Consultant as an offset against or otherwise as a means of obtaining any damages the Company alleges it has sustained due to an alleged violation by the Consultant before his death of any duty under this Agreement.

         4.5 Legal Fees and Expenses. The Company agrees to pay promptly as incurred, to the full extent permitted by law, all legal fees and expenses which Consultant may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, Consultant or others of the validity or enforceability of, or liability under, any provision of this Agreement, providing the issue or dispute, with respect to which such fees and expenses relate arises prior to February 16, 1998.

         4.6 Specific Performance. The Consultant acknowledges that a remedy at law for any breach or attempted breach of Article II or Article III of this Agreement, and any failure to be available for, or non-performance or inadequate performance of consulting services required under Section 1.1, will be inadequate, agrees that the Company shall be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach, and further agrees to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or any other equitable relief.

         4.7 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         4.8 Assignment. Except as provided in Article 1.2 (concerning the payment after the Consultant's death of payments to person(s) or entity(s) designated by him or to the personal representative of his estate), this Agreement may not be assigned by the Consultant. Neither the Consultant, his spouse nor estate shall have any right to commute, encumber or dispose of any right to receive payments hereunder, it being agreed that such payments and the right thereto are nonassignable and nontransferable.

         4.9 Binding Effect. Subject to the provisions of Section 4.8 of this Agreement, this Agreement shall be binding upon and inure to the benefit of the parties hereto, the Consultant's heirs and personal representatives, and the successors and assigns of the Company.

         4.10 Captions. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         4.11 Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Texas.

         4.12 Counterparts. This Agreement may be executed in multiple original counterparts, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement in Houston, Texas as of the date and year first above written.


                                        SERVICE CORPORATION INTERNATIONAL



                                        By     /s/ JAMES M. SHELGER
                                          ----------------------------------
                                              Senior Vice President
                                                 General Counsel



                                                 /s/ SAMUEL W. RIZZO
                                        ------------------------------------
                                                 Samuel W. Rizzo





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